Exhibit 99.1

Arcimoto, Inc. Announces $2.5 Million Registered Direct Offering and Concurrent Private Placement

EUGENE, Ore., June 12, 2023 (GLOBE NEWSWIRE) -- Arcimoto, Inc.® (NASDAQ: FUV) (“Arcimoto” or the “Company”), makers of purpose-built electric utility and consumer vehicles, today announced the entry into agreements with certain investors relating to the sale of 1,467,576 shares of common stock in a registered direct offering and warrants to purchase 2,935,152 shares of common stock in a concurrent private placement, at a combined purchase price of $1.70, for aggregate gross proceeds of approximately $2.5 million, before deducting placement agent fees and other offering expenses. The warrants to be issued will have an exercise price of $1.75 per share, a term of five years and six months and will be exercisable six months after their issuance.

The closing of the offering is expected to occur on or about June 14, 2023, subject to the satisfaction of customary closing conditions. The Company intends to use $250,000 of the net proceeds from the offering to repay indebtedness (with the balance of such indebtedness to be satisfied by the issuance of 181,564 shares of restricted common stock), and to use the remainder of the proceeds for working capital and other general corporate purposes.

Dawson James Securities, Inc. acted as the sole placement agent for the offering.

This offering of the common stock is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-261955) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). The base prospectus was previously filed with the SEC, and the prospectus supplement and accompanying prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from Dawson James Securities, Inc., 1 North Federal Highway, Suite 500, Boca Raton, FL 33432, or by telephone at (561) 571-3622, or by email at cwachowiz@dawsonjames.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Arcimoto has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Arcimoto and the offering.

The private placement of the warrants will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and has not been registered under the Securities Act, or applicable state securities laws. Accordingly, the securities issued in the concurrent private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Arcimoto

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving, local delivery, and emergency response, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Public Relations Contact:	Investor Relations Contact:

pr@arcimoto.com	investor@arcimoto.com

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